Exhibit 99.1
27. Line of Business Results
The Corporation manages its business by product and service offerings as well as the distribution channel through which these products and services are offered. Effective January 1, 2007, the Corporation implemented a reorganization of its management structure resulting in the following five reportable segments: Retail Banking, Commercial Banking-Regional, Commercial Banking-National, Mortgage Banking, and Asset Management. Each of these segments is further described below. All revenues and expenses not directly associated with or allocated to these segments are reported within Parent and Other. Prior periods’ results have been reclassified to conform with the current presentation.
Net income is the primary measure used by management to assess segment performance and allocate resources. Segment results are derived from the Corporation’s management reporting system. There is no comprehensive authoritative guidance on how to allocate revenues and expenses among business segments. The Corporation uses various methodologies to assign revenues, expenses and assets to its segments in an attempt to reflect the underlying economics of each business. These methodologies may differ from techniques applied by other financial institutions. The accounting policies of the segments are generally the same as the Corporation, except that certain transactions are presented differently within the segment results, as described below.
Net interest income is presented in the segment results on a tax-equivalent basis. Assets and liabilities within each business unit are match funded, and interest-rate risk is centrally managed as part of investment funding activities. Net interest income of each segment also includes interest earned on securitized loans which, for management reporting purposes, continue to be reflected as owned by the business that manages those assets. Interest income and funding costs associated with securitized loans are eliminated within Parent & Other. The provision for loan losses is assigned to each segment based upon the required allowance for loan losses of each segment. Noninterest income, as well as certain operating expenses, can generally be directly identified with a specific business. Indirect expenses are allocated to each segment based on various methodologies to estimate usage. Income tax expense is assigned to each segment using a standard rate which considers federal, state and local income taxes as well as state franchise taxes. Adjustments to reconcile the segments’ income tax expense to the consolidated income tax expense are recorded within Parent and Other. Goodwill is assigned to each segment based on the fair value that each acquired business added to each segment in relation to the total acquisition cost. A risk-based methodology is used to allocate capital to the segments. Management periodically refines its methodologies to allocate revenues and expenses as well as assets, liabilities and capital to its various businesses.
Retail Banking provides banking services to consumers and small businesses within National City’s nine-state footprint. In addition to deposit gathering and direct lending services provided through the retail bank branch network, call centers, and the Internet, Retail Banking’s activities also include small business banking services, education finance, retail brokerage, and lending-related insurance services. Consumer lending products include home equity, government or privately guaranteed student loans, credit cards and other personal and small business lines of credit. Significant revenue sources include net interest income on loan and deposit accounts, deposit account service fees, debit and credit card interchange and service fees, and ATM surcharge and net interchange fees. Major expenses are credit, personnel costs, and branch network support.
Commercial Banking-Regional provides products and services to large- and medium-sized corporations within National City’s nine-state footprint. Major products and services include: lines of credit, term loans, leases, investment real estate lending, asset-based lending, treasury management, stock transfer, international services and dealer floorplan financing. Significant revenue sources are net interest income on loan and deposit accounts, brokerage revenue, leasing revenue and other fee income. A major source of revenue is from companies with annual sales in the $5 million to $500 million range across a diverse group of industries. Major expenses are personnel and credit costs.
Commercial Banking-National provides products and services to select customers in certain industries or distribution channels, as well as customers outside of National City’s footprint. Major products and services include: loan sales and securitization, structured finance, syndicated lending, commercial leasing, equity and mezzanine capital, derivatives, public finance, investment banking, correspondent banking, multifamily real estate lending and commercial real estate lending in selected national markets. Significant revenue sources are loan sales revenue, principal investment gains, and other fee income. Major expenses are primarily personnel costs.
Mortgage Banking originates and services residential mortgage loans both within National City’s banking footprint and on a nationwide basis. Mortgage loans generally represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically sold, generally on a servicing retained basis, to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, or the Federal Home Loan Banks) and third-party investors. Significant revenue streams include net interest income earned on portfolio loans and loans held for sale, as well as loan sale and servicing revenue. Major expenses include credit, personnel costs, branch office costs, loan servicing and insurance expense.
The Asset Management business includes both institutional asset and personal wealth management. Institutional asset management services are provided by two business units — Allegiant Asset Management Group and Allegiant Asset Management Company. These business units provide investment management, custody, retirement planning services, and other corporate trust services to institutional clients, and act as the investment advisor for the Allegiant® mutual funds. The clients served include publicly traded corporations, charitable endowments and foundations, as well as unions, residing primarily in National City’s banking footprint and generally complementing its corporate banking relationships. Personal wealth management services are provided by two business units — Private

Client Group and Sterling. Products and services include private banking services and tailored credit solutions, customized investment management services, brokerage, financial planning, as well as trust management and administration for affluent individuals and families. Sterling offers financial management services for high net worth clients.
Parent and Other contains revenues and expenses not directly associated with or allocated to the above segments, as well as investment funding activities including the investment portfolio, short- and long-term borrowings, derivatives used for interest-rate risk management, and asset securitizations. Revenues and expenses associated with certain discontinued or exited products, services or business units, including the former First Franklin and National Home Equity units, are recorded with Parent and Other. Adjustments to reconcile the segment results to the Consolidated Financial Statements are also recorded within Parent and Other.
Selected financial information by line of business follows. For further discussion on the segments’ results see the Line of Business Results section of Item 7 of this Form 10-K.

		Commercial	Commercial
	Retail	Banking —	Banking —	Mortgage	Asset	Parent and	Consolidated
(In Thousands)	Banking	Regional	National	Banking	Management	Other(b)	Total

2007

Net interest income(a)	$2,304,278	$1,098,531	$473,919	$344,393	$138,932	$64,681	$4,424,734
Provision for loan losses	289,104	133,986	59,411	223,762	12,188	607,452	1,325,903

Net interest income (expense) after provision	2,015,174	964,545	414,508	120,631	126,744	(542,771)	3,098,831
Noninterest income	1,188,740	233,603	472,267	222,085	376,327	113,139	2,606,161
Noninterest expense	2,020,242	546,514	432,050	1,001,252	342,557	962,699	5,305,314

Income (loss) before taxes	1,183,672	651,634	454,725	(658,536)	160,514	(1,392,331)	399,678
Income tax expense (benefit)(a)	467,926	249,091	168,692	(199,794)	60,674	(660,886)	85,703

Net income (loss)	$715,746	$402,543	$286,033	$(458,742)	$99,840	$(731,445)	$313,975

Intersegment revenue (expense)	$(2,490)	$(1,439)	$45,873	$20,454	$9,625	$(72,023)	$—
Average assets (in millions)	29,307	36,417	17,676	19,793	4,132	36,234	143,559

2006

Net interest income(a)	$1,996,135	$1,075,533	$455,705	$251,621	$129,614	$725,112	$4,633,720
Provision for loan losses	182,565	68,311	3,453	25,143	3,394	205,342	488,208

Net interest income after provision	1,813,570	1,007,222	452,252	226,478	126,220	519,770	4,145,512
Noninterest income	1,059,899	222,444	524,852	279,485	352,558	1,579,727	4,018,965
Noninterest expense	1,732,653	513,245	406,194	667,058	321,547	1,071,027	4,711,724

Income (loss) before taxes	1,140,816	716,421	570,910	(161,095)	157,231	1,028,470	3,452,753
Income tax expense (benefit)(a)	440,345	273,804	198,604	(60,947)	59,433	241,678	1,152,917

Net income (loss)	$700,471	$442,617	$372,306	$(100,148)	$97,798	$786,792	$2,299,836

Intersegment revenue (expense)	$(2,402)	$1,232	$33,873	$60,278	$6,685	$(99,666)	$—
Average assets (in millions)	24,680	32,884	15,531	12,673	3,747	49,163	138,678

2005

Net interest income(a)	$1,906,022	$1,034,101	$451,731	$368,377	$118,365	$847,878	$4,726,474
Provision (benefit) for loan losses	251,714	(10,538)	2,446	37,434	7,635	11,840	300,531

Net interest income after provision	1,654,308	1,044,639	449,285	330,943	110,730	836,038	4,425,943
Noninterest income	955,326	216,081	385,010	866,707	343,997	537,198	3,304,319
Noninterest expense	1,607,281	473,840	330,097	757,793	326,003	1,239,106	4,734,120

Income before taxes	1,002,353	786,880	504,198	439,857	128,724	134,130	2,996,142
Income tax expense (benefit)(a)	385,980	300,809	187,945	153,115	48,658	(65,594)	1,010,913

Net income	$616,373	$486,071	$316,253	$286,742	$80,066	$199,724	$1,985,229

Intersegment revenue (expense)	$(3,332)	$1,502	$27,712	$57,473	$6,042	$(89,397)	$—
Average assets (in millions)	23,944	31,372	13,368	14,437	3,431	55,004	141,556

(a)	Includes tax-equivalent adjustment for tax-exempt interest income.

(b)	Includes after-tax gains on sale of $622 million for First Franklin in 2006.
Effective January 1, 2006, the Corporation changed its methodology for allocating interest credit on mortgage escrow accounts from a short-term rate to a longer-term swap rate to better reflect the duration of these accounts. This change did not have a significant impact on Mortgage Banking’s net interest income for 2006 as the yield curve was relatively flat. Had this same methodology been applied to prior periods, Mortgage Banking’s net interest income for 2005 would have increased by $25 million.